     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 2001

                                                      Registration No. 333-96207
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                         ------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                      TO
                                   FORM S-3
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                          LONE STAR TECHNOLOGIES, INC.
           (Exact name of Registrant as specified in its charter)

            Delaware                                             75-2085454
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                                                       Rhys J. Best
                                                   Chairman of the Board,
                                           Chief Executive Officer and President
    15660 N. Dallas Parkway, Suite 500          Lone Star Technologies, Inc.
            Dallas, Texas  75248             15660 N. Dallas Parkway, Suite 500
              P.O. Box 803546                      Dallas, Texas  75248
            Dallas, Texas 75380                       P.O. Box 803546
              (972) 770-6401                       Dallas, Texas  75380
    (Address, including zip code, and                 (972) 770-6401
  telephone number, including area code,     (Name, address, including zip code,
of registrant's principal executive offices)   and telephone number, including
                                               area code, of agent for service)

                         ------------------------------

                                   Copy to:
                              David E. Morrison
                          Fulbright & Jaworski L.L.P.
                         2200 Ross Avenue, Suite 2800
                              Dallas, Texas 75201
                                (214) 855-8000

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         ------------------------------

================================================================================

                                EXPLANATORY NOTE

    Lone Star Technologies, Inc. filed a registration statement on Form S-3 (Reg. No. 333-96207), to register for sale by selling shareholders up to 760,237 shares of its common stock. We believe that approximately 581,972 of the shares of common stock that were registered by the registration statement remain unsold. As our contractual obligation to maintain the effectiveness of the registration statement has lapsed, we are terminating the offering. Pursuant to the undertaking we made as required by Item 512(a)(3) of Regulation S-K, we are filing this Post-Effective Amendment No. 2 to the registration statement to remove from registration the 581,972 shares of common stock registered thereunder and remaining unsold.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 29, 2001.

                                       LONE STAR TECHNOLOGIES, INC.
                                       (REGISTRANT)

                                       By:  /s/ Rhys J. Best*
                                            ------------------------------------
                                            Rhys J. Best
                                            Chairman of the Board,
                                            Chief Executive Officer
                                            and President

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Name                                   Title                              Date
/s/ Rhys J. Best*                      Chairman of the Board, Chief       June 29, 2001
----------------------------------     Executive Officer, President and
Rhys J. Best                           Director (principal executive
                                       officer)


/s/ Charles J. Keszler                 Vice President and Chief           June 29, 2001
----------------------------------     Financial Officer (principal
Charles J. Keszler                     financial and accounting officer)


/s/ Frederick B. Hegi, Jr.*            Director                           June 29, 2001
----------------------------------
Frederick B. Hegi, Jr.


                                       Director                           June 29, 2001
----------------------------------
Robert Kelley


/s/ M. Joseph McHugh*                  Director                           June 29, 2001
----------------------------------
M. Joseph McHugh


/s/ Thomas M. Mercer, Jr.*             Director                           June 29, 2001
----------------------------------
Thomas M. Mercer, Jr.


/s/ Alfred M. Micallef*                Director                           June 29, 2001
----------------------------------
Alfred M. Micallef


/s/ Jerry E. Ryan*                     Director                           June 29, 2001
----------------------------------
Jerry E. Ryan


*By:  /s/ Charles J. Keszler
    ---------------------------
        Charles J. Keszler
        Attorney-in-Fact